EXHIBIT 99(f)

KBLCOM INCORPORATED

CONSOLIDATED BALANCE SHEETS,
MARCH 31, 1995 AND DECEMBER 31, 1994
(in Thousands Except Share Amounts)
- ------------------------------------------------------------------------------
                                      March 31, 1995         December 31,
ASSETS                                 (Unaudited)              1994
                                    --------------------  ---------------------
Subscriber receivables, net of
  allowance for doubtful accounts of
  $868 and $924 at March 31, 1995 and
  December 31, 1994, respectively
                                            $   11,707        $   12,028
Other receivables, net                           6,091             7,152
Prepaid expenses                                 3,146             3,466
Inventory                                       10,520             9,952
Property, plant and equipment, net             280,247           276,624
Equity investments:
   Paragon                                     167,879           152,364
   Other partnerships                            8,512             7,999
Investments in marketable equity securities      7,861             7,861
Cable television franchises and intangible
   assets, net                               1,018,388         1,029,440

Other deferred costs, net of accumulated
  amoritzation of $9,972 and $9,853 at
  March 31, 1995 and December 31, 1994,
  respectively
                                                 9,701             8,104
Due from parent                                 45,092            41,615
                                            ----------        ----------
TOTAL                                       $1,569,144        $1,556,605
                                            ==========        ===========

LIABILITIES AND STOCKHOLDER'S DEFICIT

LIABILITIES:
  Accounts payable                          $   20,576        $   24,309
  Accrued liabilities                           40,517            31,176
  Accrued interest:
    Due to third parties                         6,144             8,790
    Due to parent                              106,626            86,363
  Prepayments for services and
    subscriber deposits                         10,413             7,717
  Short-term borrowings from parent            191,300           140,300
  Senior bank debt                             339,000           364,000
  Senior notes                                  54,670            62,480
  Senior subordinated notes                     70,113            78,100
  Notes payable to parent                      694,097           694,097
  Deferred tax liability                       305,700           311,823
                                            ----------        ----------

   Total liabilities                         1,839,156         1,809,155
                                            ----------        ----------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S DEFICIT:
  Common stock, $1 par; 1,000 shares
    authorized, issued and outstanding               1                 1
  Paid-in capital                              388,876           388,876
  Accumulated deficit                         (658,889)         (641,427)
                                            ----------        ----------
    Total stockholder's deficit               (270,012)         (252,550)
                                            ----------        ----------
TOTAL                                       $1,569,144        $1,556,605
                                            ==========        ==========

See notes to consolidated financial statements.

KBLCOM INCORPORATED

STATEMENTS OF CONSOLIDATED OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994 (in Thousands)
(UNAUDITED)
- ---------------------------------------------------------------------------

                                                      Three Months
                                                     Ended March 31,
                                           --------------------------------

                                               1995             1994
                                               ----             ----
REVENUES                                   $  67,105       $   60,250

COSTS AND EXPENSES:

   Programming                                17,166           15,115
   Selling, general and administrative        26,035           25,295
   Depreciation and amortization              23,371           20,375
                                            --------        ----------
        Total                                 66,572           60,785
                                            --------        ----------

OPERATING INCOME (LOSS)                          533             (265)
                                            --------        ----------

OTHER INCOME:
   Equity in income of partnerships            7,378            7,910
   Other, net                                    286              350
                                            --------        ----------
        Total                                  7,664            8,260
                                            --------        ----------

INTEREST EXPENSE:
  Third parties                               10,419           10,626
  Parent, net of interest income              23,358           16,584
                                            --------        ----------
              Total                           33,777           27,210
                                            --------        ----------

LOSS BEFORE INCOME TAXES                     (25,580)         (19,215)
INCOME TAX BENEFIT                            (8,118)          (5,267)
                                            ---------       ----------

KBLCOM INCORPORATED

STATEMENTS OF CONSOLIDATED ACCUMULATED DEFICIT
FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994 (in Thousands)
(UNAUDITED)
- -------------------------------------------------------------------------


                                                   Three Months
                                                 Ended March 31,
                                           ------------------------------
                                                1995            1994
                                                ----            ----
BALANCE AT BEGINNING OF PERIOD             $  (641,427)     $ (594,630)


NET LOSS                                       (17,462)        (13,948)
                                            ----------      ----------

BALANCE AT END OF PERIOD                    $ (658,889)     $ (608,578)
                                            ==========      ==========

See notes to consolidated financial statements.

KBLCOM INCORPORATED

STATEMENTS OF CONSOLIDATED CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994 (in Thousands)
(UNAUDITED)
- -------------------------------------------------------------------------


                                                1995          1994
CASH FLOWS FROM OPERATING ACTIVITIES       -----------     ------------

  Net loss                                 $  (17,462)     $  (13,948)
  Adjustments to reconcile net loss
    to net cash provided by operating
    activities:
    Depreciation and amortization              23,371          20,375
    Equity in income of partnerships           (7,378)         (7,910)
    Deferred income tax benefit                (6,123)           (827)
    Changes in operating assets
      and liabilities
      Subscriber and other receivables, net     1,382            (491)
      Inventory and prepaid expenses             (248)            176
      Due from parent                          (2,432)         (7,975)
      Accounts payable and accrued
        liabilities                            (4,242)            685
      Interest payable                         17,617          12,346
      Prepayments for services and
        subscriber deposits                     2,696           1,111
      Other                                      (324)            (40)
                                           ----------      ----------

        Net cash provided by operating
          activities
                                                6,857           3,502
                                           ----------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and
    equipment                                 (16,663)       (12,127)
  Other investments                                           (3,501)
  Other                                          (397)            10
                                           ----------      ---------
       Net cash used in investing
         activities                           (17,060)       (15,618)
                                           ----------      ---------

 CASH FLOWS FROM FINANCING ACTIVITIES:

   Payment of long-term debt                    (40,797)      (10,384)

   Proceeds from short-term borrowings
     from parent                                 51,000        22,500
                                             ----------    ----------
        Net Cash provided by financing
          activities                             10,203        12,116
                                             ----------    ----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                0               0

CASH AND CASH EQUIVALENTS, BEGINNING OF                0               0
YEAR

CASH AND CASH EQUIVALENTS, END OF YEAR       $         0     $         0
                                             ===========     ===========

See notes to consolidated financial statements.

KBLCOM INCORPORATED


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1995
- --------------------------------------------------------------------------


1.  GENERAL

     The information presented in the following notes should be read in conjunction with the KBLCOM Incorporated ("KBLCOM") consolidated financial statements for the years ended December 31, 1994, 1993 and 1992. These quarterly financial statements are unaudited, however, in the opinion of management, the interim information reflects all adjustments (consisting only of normal recurring adjustments) necessary for a full presentation of the results for the interim periods.

2.   EQUITY INVESTMENTS IN PARTNERSHIPS

     KBLCOM's equity investments include its 50% ownership in Paragon. Equity in Paragon's income represents substantially all of the equity in income of the partnerships during the quarterly periods ended March 31, 1995 and 1994. The following table sets forth certain summarized operating information of Paragon:

                                                  Three Months
                                                 Ended March 31,
                                         --------------------------------

                                                1995           1994
                                                ----           ----
Paragon:
   Revenues                                $   86,989      $ 86,052
   Operating expenses                          65,297        63,378
   Net income                                  31,031        16,006

KLBCOM's underlying equity in the
  earnings of investee:
   Paragon                                 $     7,516     $   8,004
   Other partnerships                             (138)          (94)
                                           -----------     ---------

        Total                              $     7,378     $   7,910
                                           ===========     =========

     During the first quarter of 1995, Paragon recognized a $16 million gain on the sale of certain marketable equity securities. Because the merger agreement described in Note 5 provides that proceeds from selling certain assets inure to the benefit of Time Warner Inc. ("Time Warner"), KBLCOM's share of such gain has been deferred and is included in the consolidated balance sheet in accrued liabilities.

3.   LONG-TERM DEBT

     In March 1995, KBL Cable, Inc. ("KBL Cable"), a wholly owned subsidiary of KBLCOM, made a scheduled repayment of $15.8 million principal amount of its senior notes and senior subordinated notes. In the first quarter of 1995, KBL Cable repaid borrowings under its senior bank credit facility in the amount of $25 million.

4.   COMMITMENTS AND CONTINGENCIES

     KBLCOM is routinely involved in litigation incidental to its business, which involves claims for monetary amounts, some, but not all, of which would be covered by insurance. In the opinion of management, none of the existing litigation will have any material adverse effect on the Company.

     Taxes. In connection with the Internal Revenue Service's ("IRS") audit of Houston Industries Incorporated's ("HII") consolidated federal income tax returns for 1987 through 1989, the IRS proposed adjustments that would reduce KBLCOM's net operating losses for such three-year period by $12.2 million. If the IRS prevails in its position regarding the proposed adjustments, KBLCOM would be liable to EHI for $4.3 million in tax benefits previously recorded, plus interest. HII has initiated administrative appeals with the IRS regarding KBLCOM's proposed adjustments and substantive discussions have taken place. In the opinion of management, no material adverse effect will result from resolution of the IRS audit.

5.   SUBSEQUENT EVENT

     On January 26, 1995, Time Warner and HII reached an agreement in which Time Warner would acquire KBLCOM in a tax-deferred, stock-for-stock merger with a subsidiary of Time Warner. Time Warner will issue to HII one million shares of Time Warner common stock and 11 million shares of a newly issued series of its convertible preferred stock, which will have a liquidation value of $100 per share. The preferred stock will be convertible into approximately 22.9 million shares of Time Warner common stock and, until the earlier of conversion or the fourth anniversary of its issuance, pays an annual dividend of $3.75 per share. After four years, Time Warner will have the right to exchange the Time Warner preferred stock for Time Warner common stock at the stated conversion rate. In addition, at the closing Time Warner will purchase for cash certain intercompany debt of KBLCOM from HII for approximately $600 million subject to adjustment for changes in or levels of specified indebtedness and liabilities, working capital, capital expenditures and related items. The agreement includes certain restrictions, including restrictions on dividends, sales or acquisitions of assets and new indebtedness. Closing of the merger, which is conditioned upon, among other things, (i) the parties obtaining necessary consents of certain franchise authorities and other governmental entities, (ii) the absence of any change that might have a material adverse effect on KBLCOM or Time Warner and (iii) the absence of any material litigation, is expected to take place in mid-1995.

INDEPENDENT AUDITORS' REPORT

To the Stockholder and Board
   of Directors of KBLCOM Incorporated:

We have audited the accompanying consolidated balance sheets of KBLCOM Incorporated (the "Company"), a wholly owned subsidiary of Houston Industries Incorporated, and its subsidiaries as of December 31, 1994 and 1993, and the related statements of consolidated operations, consolidated stockholder's deficit and consolidated cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Paragon Communications ("Paragon"), the Company's investment in which is accounted for by use of the equity method. The Company's equity of $152 million and $119 million in Paragon's net assets at December 31, 1994 and 1993, respectively, and of $33.6 million, $32.2 million and $24.9 million in Paragon's net income for the respective years ended December 31, 1994, 1993 and 1992 are included in the accompanying consolidated financial statements. The financial statements of Paragon were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such company, is based solely on the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Houston, Texas

April 20, 1995

KBLCOM INCORPORATED

CONSOLIDATED BALANCE SHEETS,
DECEMBER 31, 1994 AND 1993 (in Thousands Except Share Amounts)


ASSETS                                                  1994       1993

Subscriber receivables, net of
allowance for doubtful accounts of
 $924 and $1,146 at December 31, 1994
 and 1993, respectively                               $ 12,028    $ 10,428
Other receivables, net                                   7,152       6,679
Prepaid expenses                                         3,466       3,148
Inventory                                                9,952       6,072
Property, plant and equipment, net                     276,624     220,506
Equity investments:
   Paragon                                             152,364     118,901
   Other partnerships                                    7,999       3,630
Investments in marketable equity securities              7,861       8,870
Cable television franchises and intangible
  assets, net                                        1,029,440     984,032

Other deferred costs, net of accumulated
   amortization of $9,853 and $9,391 at
   December 31, 1994 and 1993, respectively              8,104       5,535
Due from parent                                         41,615      45,786
                                                        ------      ------

TOTAL                                               $1,556,605  $1,413,587
                                                    ==========  ==========

LIABILITIES AND STOCKHOLDER'S DEFICIT

LIABILITIES:
   Accounts payable                                   $ 24,309    $ 19,699
   Accrued liabilities                                  31,176      18,824
   Accured interest:
     Due to third parties                                8,790      10,485
     Due to parent                                      86,363      15,216
   Prepayments for services and subscriber deposits      7,717       7,964
   Short-term borrowings from parent                   140,300      57,700
   Senior bank debt                                    364,000     364,000
   Senior notes                                         62,480      67,095
   Senior subordinated notes                            78,100      83,869
   Notes payable to parent                             694,097     694,097
   Deferred tax liability                              311,823     301,225
                                                     ---------   ---------
       Total liabilites                              1,809,155   1,640,174
                                                     ---------   ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT:
   Preferred stock, no par; 500,000 shares
     authorized, none outstanding
   Common stock, $1 par; 1,000 shares
     authorized, issued and outstanding                      1           1
   Paid-in capital                                     388,876     368,042
   Accumulated deficit                                (641,427)   (594,630)
                                                    ----------  ----------
       Total stockholder's deficit                    (252,550)   (226,587)
                                                    ----------  ----------

TOTAL                                               $1,556,605  $1,413,587
                                                    ==========  ==========

See notes to consolidated financial statements.

KBLCOM INCORPORATED

STATEMENTS OF CONSOLIDATED OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992 (in Thousands)

                                               1994       1993        1992

REVENUES                                    $255,772    $244,067    $235,258
                                            --------    --------    --------

COSTS AND EXPENSES:
   Programming                                61,972      54,611      52,940
   Selling, general and administrative        97,340      98,091      92,446
   Depreciation and amortization              85,038      78,525      75,622
                                             -------     -------     -------
       Total                                 244,350     231,227     221,008
                                             -------     -------     -------

OPERATING INCOME                              11,422      12,840      14,250
                                             -------     -------     -------

OTHER INCOME:
   Equity in income of partnerships           33,313      31,979      24,871
   Other, net                                  1,190         770       1,345
                                            --------     -------     -------
       Total                                  34,503      32,749      26,216
                                            --------     -------     -------

INTEREST EXPENSE:
   Third parties                              41,874      46,799      63,223
   Parent, net of interest income             78,662      18,256       6,693
                                            --------    --------    --------
       Total                                 120,536      65,055      69,916
                                            --------    --------    --------

LOSS BEFORE INCOME TAXES                     (74,611)    (19,466)    (29,450)

INCOME TAX (BENEFIT) EXPENSE                 (27,814)      3,225      (8,201)
                                             -------     -------    --------

NET LOSS                                     (46,797)    (22,691)    (21,249)

DIVIDENDS ON PREFERRED STOCK                              19,097      25,000
                                            --------    --------    --------

LOSS AFTER PREFERRED DIVIDENDS              $(46,797)   $(41,788)   $(46,249)
                                            ========    ========    ========

See notes to consolidated financial statements.

KBLCOM INCORPORATED

STATEMENTS OF CONSOLIDATED STOCKHOLDER'S DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(in Thousands of Dollars Except Per Share Amounts)



                           Common Stock   Preferred Stock
                          --------------  ---------------  Paid-In  Accumulated
                          Shares  Amount  Shares  Amount   Capital  Deficit

BALANCE AT
 JANUARY 1, 1992          1,000   $1    250,000 $ 250,000 $ 319,481 $(506,593)
 Capital contribution -
   cash                                                     116,900
 Dividends on preferred
   stock at a 10% rate                                                (25,000)
 Net loss                                                             (21,249)
                          -----   --    ------- --------- --------- ---------
BALANCE AT
 DECEMBER 31, 1992        1,000    1    250,000   250,000   436,381  (552,842)
 Capital contributions:
   Cash                                                     177,349
   Forgiveness by parent of:
     Senior and senior
      subordinated notes                                     64,913
     Short-term borrowings
       from parent                                           39,399
 Common stock dividend
   ($350,000 per share)                                    (350,000)
 Dividends on preferred
   stock at a 10% rate                                                (19,097)
 Repurchase of stock in
   exchange for notes
   payable to parent                   (250,000) (250,000)
 Net loss                                                             (22,691)
                          -----   --    ------- --------- --------- ---------
BALANCE AT
 DECEMBER 31, 1993        1,000    1                        368,042  (594,630)
 Capital contribution -
   forgiveness by parent
     of note payable                                         20,834
 Net loss                                                             (46,797)
                          -----   --    ------- --------- --------- ---------
BALANCE AT
 DECEMBER 31, 1994        1,000   $1          0 $       0 $ 388,876 $(641,427)
                          =====   ==    ======= ========= ========= ==========


See notes to consolidated financial statements.

KBLCOM INCORPORATED

STATEMENTS OF CONSOLIDATED CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992 (in Thousands)

                                                     1994      1993      1992
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                        $(46,797) $(22,691) $(21,249)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization                   85,038    78,525    75,622
    Equity in income of partnerships               (33,313)  (31,979)  (24,871)
    Deferred income tax benefit                    (17,700)   (2,202)   (3,265)
    Changes in operating assets and liabilities:
      Subscriber and other receivables, net         (2,073)   (4,758)   (1,307)
      Inventory and prepaid expenses                (4,198)   (3,221)      346
      Due from parent                                4,171    (2,728)    5,653
      Accounts payable and accrued liabilities      13,162      (795)    8,738
      Interest payable                              69,452    11,319    (2,906)
      Prepayments for services and subscriber
        deposits                                     (247)    (8,137)    1,988
      Other                                         2,160        584     4,890
                                                   ------     ------    ------
         Net cash provided by operating
           activities                              69,655     13,917    43,639
                                                   ------     ------    ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment      (80,318)   (54,482)  (40,642)
  Other investments                                (3,610)    (5,903)   (3,664)
  Other                                              (143)    (1,471)     (927)
                                                 --------   --------   -------
         Net cash used in investing activities    (84,071)   (61,856)  (45,233)
                                                 --------   --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of long-term debt                       (68,184)  (244,810)  (11,506)
  Proceeds from long-term debt                                20,000
  Capital contributions                                      177,349   116,900
  Proceeds from (payment of) short-term
   borrowings from parent                          82,600     95,400  (103,800)
                                                 --------   -------- ---------
    Net cash provided by financing activities      14,416     47,939     1,594
                                                 --------   -------- ---------
NET CHANGE IN CASH AND CASH
EQUIVALENTS                                             0          0         0

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR            0          0         0
                                                 --------   -------- ---------
CASH AND CASH EQUIVALENTS, END OF YEAR           $      0   $      0 $       0
                                                 ========   ======== =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION - Cash payments (receipts):
  Interest, net of amounts capitalized           $ 51,464   $ 52,450  $ 70,428
  Income taxes:
    Received                                     $(21,158)  $ (6,837) $(10,008)
    Paid                                         $    523   $  1,119  $    403

See notes to consolidated financial statements.

KBLCOM INCORPORATED


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992


1.   ORGANIZATION AND BUSINESS

     KBLCOM Incorporated ("KBLCOM"), a wholly owned subsidiary of Houston Industries Incorporated ("HII"), was formed August 22, 1985, to engage in the acquisition and operation of cable television systems. KBL Cable, Inc. ("KBL Cable"), a subsidiary of KBLCOM, owns five cable television systems located in four states (Texas, Minnesota, Oregon and California). In July 1994, KBLCOM acquired the stock of three cable television companies located in the Minneapolis, Minnesota area in exchange for shares of HII common stock valued at approximately $20.1 million. (See
     Note 11.) See Note 3 regarding KBLCOM's investment in Paragon Communications ("Paragon").

     As of December 31, 1994, KBLCOM served approximately 690,000 basic cable customers who subscribed to approximately 545,000 premium programming units. As of the same date, Paragon provided services to approximately 967,000 basic cable customers with approximately 552,000 premium programming units.

     The cable television business of KBLCOM consists primarily of selling to subscribers, for a monthly fee, television programming that is distributed through a network of coaxial and fiber optic cables. See Note 12 regarding the pending sale of KBLCOM to Time Warner Inc.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Financial Statements. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should KBLCOM be unable to continue as a going concern. As shown in the financial statements, during the years ended December 31, 1994, 1993 and 1992 KBLCOM incurred net losses of $46.8 million, $22.7 million and $21.2 million, respectively. At December 31, 1994 and 1993, the excess of liabilities over assets was $252.6 million and $226.6 million, respectively. At December 31, 1994 and 1993, KBLCOM's net liabilities due to HII for notes, short-term borrowings, accrued interest and due from parent totalled $879.1 million and $721.2 million, respectively.

     KBLCOM generated positive cash flows from operations in 1994, 1993 and 1992, and management believes positive cash flows from operations will continue with execution of its business plan. As shown in Note 5, scheduled debt principal requirements for 1995 are $15.8 million. Capital expenditures of $91 million are budgeted for 1995. A substantial portion of these capital requirements is expected to be met through internally generated funds. HII has represented its intention to fund any shortfalls through either equity contributions, debt or a combination thereof.

     Principles of Consolidation. The consolidated financial statements include the accounts of KBLCOM and all of its subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

     Property, Plant and Equipment. Additions to property, plant and equipment are recorded at cost which includes amounts for material, labor, overhead and interest. Expenditures for maintenance and repairs are expensed as incurred. The cost of initial subscriber installation is capitalized. Costs of subsequent disconnections and reconnections are expensed. Depreciation is computed using the straight-line method of accounting. The depreciation provision as a percentage of the depreciable cost of property was 11.3% for both 1994 and 1993 and 12.1% for 1992.

     Investments. Investments in affiliates in which KBLCOM holds a 20% to 50% interest (which includes the investment in Paragon) or a lesser percent in which KBLCOM has management influence, are recorded using the equity method of accounting. Investments in marketable equity securities are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115. (See Note 3.)

     Cable Television Franchises and Intangible Assets. The acquisition cost in excess of the fair market value of the tangible assets and liabilities is recorded on the balance sheet as cable television franchises and intangible assets. Such amounts are amortized over periods ranging from 8 to 40 years on a straight-line basis. Amortization expense as a percentage of cable television franchises and intangible assets was 3.3% for 1994, 1993 and 1992. The accumulated amortization related to cable television franchises and intangible assets as of December 31, 1994 and 1993 was $223.5 million and $184.1 million, respectively. Management of KBLCOM periodically reviews the carrying value of cable television franchises and intangible assets in relation to current and expected operating results of the business in order to assess whether there has been a permanent impairment of such amounts.

     Inventory. Inventory consists of plant and maintenance materials and subscriber equipment. Inventory is recorded at the lower of cost or market using the first-in, first-out method.

     Income Taxes. KBLCOM follows a policy of comprehensive interperiod income tax allocation. Investment tax credits are deferred and amortized over the estimated lives of the related property. Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and available tax credit carryforwards.
     (See Note 7.)

     Statements of Consolidated Cash Flows. For purposes of reporting cash flows, cash equivalents are considered to be short-term, highly liquid investments readily convertible to cash.

     Revenues and Programming Costs. Revenues include amounts for basic cable services, premium services, pay-per-view services and advertising. Service revenues are recognized as services provided to subscribers, and advertising revenues are recognized when earned. Subscriber fees for regulated services and equipment are based on rates that management believes are determined in accordance with the regulations established by the Federal Communications Commission pursuant to the Cable Television Consumer Protection Act of 1992 ("1992 Cable Act"). The cost to acquire the rights to the programming ("programming costs") generally is recorded when the product is initially available for exhibition.

     Interest Rate Swap Agreements. The differential to be paid or received under interest rate swap agreements is accrued and is recognized as interest expense or income over the term of each swap. (See Note 5.)

3.   INVESTMENTS

     a. Equity investments in partnerships. KBLCOM has equity investments in five partnerships with ownership interests ranging from 10% to 50%. KBLCOM's 50% ownership in Paragon represents $152.4 million or 95% of its total equity investments at December 31, 1994. Equity in Paragon's income of $33.6 million represents substantially all of KBLCOM's equity in income of the partnerships for 1994.

          The following tables set forth certain summarized financial information of Paragon and summarized combined financial information of the other partnerships.

Combined Financial Statement Data of Equity Investments in
- ----------------------------------------------------------
Partnerships (in thousands):
- ----------------------------


                                                    December 31, 1994
                                            -------------------------------
                                                          Other
                                            Paragon   Partnerships    Total

Property, plant and equipment, net          $391,726     $32,319    $424,045
Other assets                                 236,101      24,081     260,182
                                            --------     -------    --------
Total assets                                 627,827      56,400     684,227

Debt                                         249,000      12,850     261,850
Other liabilities                             74,105       8,800      82,905
                                            --------     -------    --------
Net assets                                  $304,722     $34,750    $339,472
                                            ========     =======    ========
KBLCOM's underlying equity in the
  net assets of investees                   $152,364     $ 7,999    $160,363
                                            ========     =======    ========


                                                    December 31, 1993
                                            --------------------------------
                                                          Other
                                            Paragon   Partnerships    Total


Property, plant and equipment, net          $384,869     $27,822    $412,691
Other assets                                 242,538      21,928     264,466
                                            --------     -------    --------
  Total assets                               627,407      49,750     677,157

Debt                                         320,317      10,048     330,365
Other liabilities                             69,468      13,800      83,268
                                            --------     -------    --------
  Net assets                                $237,622     $25,902    $263,524
                                            ========     =======    ========
KBLCOM's underlying equity in the
  net assets of investees                   $118,901     $ 3,630    $122,531
                                            ========     =======    ========

                                                Year Ended December 31,
                                            --------------------------------
                                              1994        1993        1992
Revenues:
   Paragon                                  $348,323    $338,200    $315,999
   Other partnerships                         40,075      32,853      30,964
                                            --------    --------    --------
      Total                                  388,398     371,053     346,963

Operating expenses:
   Paragon                                   263,014     253,063     240,578
   Other partnerships                         37,707      30,122      28,558
                                            --------    --------    --------
      Total                                  300,721     283,185     269,136

Net income:
   Paragon                                    67,100      64,482      49,822
   Other partnerships                          1,847       1,983         903
                                            --------    --------    --------
Total                                       $ 68,947    $ 66,465    $ 50,725
                                            ========    ========    ========

KBLCOM's underlying equity in the earnings
  of investees:
   Paragon                                  $ 33,550    $ 32,241    $ 24,911
   Other partnerships                           (237)       (262)        (40)
                                            --------    --------    --------
Total                                       $ 33,313    $ 31,979    $ 24,871
                                            ========    ========    ========



          Paragon, a Colorado partnership, owns 19 cable television systems located in 7 states. The remaining interest is owned by American Television and Communications Corporation ("ATC"), a subsidiary of Time Warner Inc. The partnership agreement provides that at any time after December 31, 1993, either partner may elect to divide the assets of the partnership under certain pre-defined procedures set forth in the agreement. Paragon is a party to a $225 million revolving credit agreement with a group of banks. This credit agreement contains certain covenants which restrict merger or sale of assets, amount of debt, distributions to partners and certain investments. Paragon also has outstanding $50 million principal amount of 9.56% senior notes, due in 1995. In each case, borrowings are nonrecourse to KBLCOM and ATC.

          One of the other partnerships that KBLCOM has an equity interest in has a loan agreement that specifies future capital commitments for the partners. KBLCOM's remaining capital commitment was $4 million at December 31, 1994.

     b.   Marketable equity securities. KBLCOM adopted SFAS No.
          115, "Accounting for Certain Investments in Debt and Equity Securities," effective January 1, 1994. At December 31, 1994, the securities held were classified as available for sale. Such securities are reported on the balance sheets at fair value based on quoted market prices, which at December 31, 1994 approximated cost.

4.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment was comprised of the following:



                                                      December 31,
                                                 -------------------
                                                   1994        1993
                                                    (In Thousands)

Land and buildings                              $  6,097    $  5,277
Towers and headend                                17,248      10,536
Distribution cable                               215,735     197,334
Subscriber drops and devices                      89,430      77,680
Subscriber equipment                              56,763      42,053
Other equipment                                   47,020      34,423
Leasehold improvements                             5,733       4,875
                                                --------    --------
    Total                                        438,026     372,178
Less accumulated depreciation                    161,402     151,672
                                                --------    --------
    Net property, plant and equipment           $276,624    $220,506
                                                =========   ========


5.   LONG-TERM DEBT

     KBLCOM and its subsidiaries are parties to several financing agreements:

     a. KBL Cable Senior Bank Credit Facility. KBL Cable is a party to a $475.2 million revolving credit and letter of credit facility agreement with annual mandatory commitment reductions (which may require principal payments). At December 31, 1994, KBL Cable had $76 million available under such credit facility. The credit facility has scheduled commitment reductions in March of each year (including $55 million on March 1, 1995) until it is terminated in March 1999. Loans have generally borne interest at an interest rate of London Interbank Offered Rate plus an applicable margin. The margin was 0.75% and 0.625% at December 31, 1994 and 1993, respectively. The effective interest rate was 5.871% and 4.060% at December 31, 1994 and 1993, respectively. The credit facility includes restrictions on dividends and sales of assets and limitations on total indebtedness. The amount of indebtedness outstanding at December 31, 1994 and 1993 was $364 million. Commitment fees are required on the unused portion of the senior bank credit facility.

          In October 1989 KBL Cable entered into interest rate swaps to effectively fix the interest rate on $375 million of loans under the bank credit facility. The objective of the swaps was to reduce the financial exposure to increases in interest rates. Interest rate swaps aggregating $75 million and $150 million terminated in October 1992 and October 1994, respectively. As of December 31, 1994, KBL Cable had one remaining interest rate swap terminating in 1996 which effectively fixes the rate on $50 million of debt under the bank credit facility at 8.88% plus the applicable margin. As of December 31, 1994 and 1993, the effective interest rate on the debt subject to the interest rate swaps was approximately 9.63%. KBL Cable is exposed to risk of nonperformance by the other party to the swap. However, KBL Cable does not anticipate nonperformance by the other party.

     b. KBL Cable Senior and Senior Subordinated Notes. As of December 31, 1994, KBL Cable had outstanding $62.5 million of 10.95% senior notes and $78.1 million of 11.30% senior subordinated notes. Both series mature in 1999 with annual principal payments which began in 1992. The agreement under which the notes were issued contains restrictions and covenants similar to those contained in the KBL Cable Senior Bank Credit Facility. In March 1994 KBL Cable made principal payments in the amount of $4.6 million on the 10.95% senior notes and $5.8 million on the 11.30% senior subordinated notes. As of December 31, 1992, HII owned $28.9 million principal amount of the senior notes and $36.1 million principal amount of the senior subordinated notes. Effective April 1, 1993, these $65 million of notes held by HII were contributed to KBLCOM. KBLCOM subsequently contributed such notes to KBL Cable, which retired and canceled the notes.

     c. Notes Payable to Parent. In October 1993 all the outstanding shares of preferred stock and dividends in arrears thereon were exchanged by HII for notes payable totaling $344 million. KBLCOM also declared a common stock dividend totaling $350 million and issued HII a note for the same amount. The notes bear interest at the prime rate (8.5% and 6% as of December 31, 1994 and 1993, respectively) plus 3% and have no stated maturity or required principal amortization.

Consolidated annual maturities of long-term debt for KBLCOM are as follows:

                                                  (In Thousands)

               1995                                 $   15,798
               1996                                     76,188
               1997                                    130,175
               1998                                    140,323
               1999                                    142,096
               Thereafter                              694,097
                                                    ----------
               Total payments required              $1,198,677
                                                    ==========


6.   COMMITMENTS AND CONTINGENCIES

     KBLCOM is routinely involved in litigation incidental to its business, which involves claims for monetary amounts, some, but not all, of which would be covered by insurance. In the opinion of management, none of the existing litigation will have any material adverse effect on the Company.

     Taxes. In connection with the Internal Revenue Service's ("IRS") audit of HII's consolidated federal income tax returns for 1987 through 1989, the IRS proposed adjustments that would reduce KBLCOM's net operating losses for such three-year period by $12.2 million. If the IRS prevails in its position regarding the proposed adjustments, KBLCOM would be liable to HII for $4.3 million in tax benefits previously recorded, plus interest. HII has initiated administrative appeals with the IRS regarding KBLCOM's proposed adjustments and substantive discussions have taken place. In the opinion of management, no material adverse effect will result from resolution of the IRS audit.

     Franchise Obligations. KBLCOM's cable television systems generally operate pursuant to non-exclusive franchises or permits awarded by local governmental authorities, and, accordingly, other applicants may obtain franchises or permits in areas served by KBLCOM. Cable television franchises generally can be terminated prior to their stated expiration date under circumstances such as a material breach of the franchise by the cable operator. Franchises typically contain a number of provisions dealing with, among other things, minimum technical specifications for the systems; operational requirements; total channel capacity; local governmental, community and educational access; franchise fees (which range up to 5% of cable system revenues); and procedures for renewal of the franchise. Franchise fees paid to franchising authorities in accordance with the franchise agreement are reflected in the statements of consolidated operations, net of amounts collected from subscribers. In connection with certain obligations under existing franchise agreements, KBLCOM obtains surety bonds and letters of credit guaranteeing performance to municipalities and public utilities. Payment is required only in the event of nonperformance. KBLCOM has fulfilled all of its obligations such that no payments have been required. Letters of credit were available at December 31, 1994 in the amount of $5.4 million including $4.1 million which supported performance bonds of the same amount. The provisions of state and local franchises are subject to federal regulation under the Cable Communications Policy Act of 1984 and the 1992 Cable Act.

     KBLCOM franchises are also subject to renewal upon expiration and generally are not transferable without the prior approval of the franchising authority. As of December 31, 1994, KBLCOM held 70 franchises with unexpired terms ranging from under one year to approximately 17 years. In the 1995-1998 period, franchises representing approximately 20% of total subscribers are subject to renewal. In addition, some franchises provide for purchase of the franchise under certain circumstances, such as failure to renew the franchise. To date, KBLCOM's franchises generally have been renewed or extended upon their stated expirations, but there can be no assurance of renewal of franchises in the future.

     Operating Leases. KBLCOM leases certain premises, distribution facilities and various equipment. KBLCOM also has various renewable commitments for rental of utility poles which are based on the number of poles used. Under these leases, KBLCOM's lease expense for 1994, 1993 and 1992 was $3.9 million, $3.6 million and $3.2 million, respectively, with $1.3 million, $1.2 million and $1.2 million related to pole rentals in each respective year.

     The following is a schedule of future minimum commitments under leases, excluding renewable commitments for the rental of utility poles, that have initial lease terms in excess of one year at December 31, 1994:

                                                (In Thousands)

               1995                                 $2,639
               1996                                  2,174
               1997                                  1,785
               1998                                  1,058
               1999                                    347
               Thereafter                               61
                                                    ------
               Total payments required              $8,064
                                                    ======

7.   INCOME TAXES

     KBLCOM and its subsidiaries are members of the HII consolidated group and are included in the consolidated federal income tax return of HII. KBLCOM and HII have entered into a tax-sharing agreement which provides for the determination of federal income taxes for KBLCOM and its subsidiaries equal to the tax that would be incurred if KBLCOM were a separate taxable entity. KBLCOM is paid by HII for its operating losses and tax credits ("tax benefits") which are used in HII's consolidated tax return to offset the tax liabilities of other members of the HII consolidated group. KBLCOM recognizes such tax benefits for financial reporting purposes through the income tax provision and due from parent accounts.

     The current and deferred components of income tax (benefit) expense are as follows:

                                           Year Ended December 31,
                                        ------------------------------
                                           1994      1993      1992
                                                (In Thousands)

Current:
  Federal                               $(13,174)  $  3,250  $(5,895)
  State and local                          3,060      2,177      959
Deferred                                 (17,700)    (2,202)  (3,265)
                                        --------   --------  -------
Income tax (benefit) expense)           $(27,814)  $  3,225  $(8,201)
                                        ========   ========  =======


     Effective income tax rates differ from statutory corporate rates for each year as follows:


                                           Year Ended December 31,
                                        ------------------------------
                                           1994      1993      1992
                                                (In Thousands)

Loss before income taxes                $(74,611) $(19,466) $(29,450)
Statutory rate                                35%       35%       34%
                                        --------  --------  --------
Income tax benefit at statutory rate (26,114) (6,813) (10,013) Adjustments to taxes resulting from:
  Amortization of intangible assets        4,487     4,389     4,264
  Rate change in federal corporate tax               6,876
  Reduction in deferred state income
     tax liabilities                      (7,497)
  Adjustment of prior years'
     estimated liability                                      (2,367)
  Other                                    1,310    (1,227)      (85)
                                        --------  --------  --------
Income tax (benefit) expense            $(27,814) $  3,225  $ (8,201)
                                        ========  ========  ========

Effective rate                               37%      (17)%       28%
                                        ========  ========  =========

     Following are the tax effects of temporary differences resulting in deferred tax assets and liabilities:

                                                     December 31,
                                              ------------------------
                                               1994              1993
                                                   (In Thousands)

Deferred tax assets:
  Loss, ITC and alternative minimum
   tax carryforwards                         $ 57,919         $ 57,661
  Valuation allowance                         (57,919)         (57,661)
                                             --------         --------
Total deferred tax assets - net                     0                0
                                             --------         --------
Deferred tax liabilities:
  Depreciation                                 68,255           60,253
  Identifiable intangibles                    244,636          236,475
  Other                                        (1,068)           4,497
                                              -------         --------
Total deferred tax liabilities                311,823          301,225
                                             --------         --------

Accumulated deferred income taxes - net      $311,823         $301,225
                                             ========         ========

     At December 31, 1994, pursuant to the acquisition of cablesystems, KBLCOM has unutilized Separate Return Limitation Year ("SRLY") net operating loss tax benefits of approximately $22.1 million and unutilized SRLY investment tax credits of approximately $14.0 million which expire in the years 1995 through 2008 and the years 1995 through 2003, respectively. In addition, KBLCOM has unutilized restricted state loss tax benefits of $20.0 million which expire in years 1995 through 2009 and unutilized minimum tax credits of $1.8 million. KBLCOM does not anticipate full utilization of these losses and tax credits and, therefore, has established a valuation allowance. Utilization of preacquisition carryforwards in the future would not affect KBLCOM's income, but would be applied to reduce the carrying value of cable television franchises and intangible assets.

8.   EMPLOYEE BENEFIT PLANS

     Retirement Plans. KBLCOM has a noncontributory defined benefit retirement plan covering substantially all employees. The plan provides retirement benefits based on years of service and compensation. The funding policy of KBLCOM is to contribute amounts annually in accordance with applicable regulations in order to achieve adequate funding of projected benefit obligations. The assets of the plan consist principally of high-quality, interest-bearing obligations.

     Net pension cost includes the following components:

                                                Year Ended December 31,
                                                ------------------------
                                                1994       1993     1992
                                                     (In Thousands)

Service cost - benefits earned during
  the period                                   $  738    $  650    $  601
Interest cost on projected benefit
  obligation                                      326       281       273
Actual (return) loss on plan assets                45      (240)     (173)
Net amortization and deferrals                   (355)        1         3
                                               ------    ------    ------
Net pension cost                               $  754    $  692    $  704
                                               ======    ======    ======

     The funded status of the retirement plan was as follows:

                                                       December 31,
                                                   -------------------
                                                   1994           1993
                                                      (In Thousands)

Actuarial present value of:
 Vested benefit obligation                       $ 3,532       $ 2,525
                                                 =======       =======
 Accumulated benefit obligation                  $ 4,360       $ 3,447
                                                 =======       =======

Plan assets at fair value                        $ 3,575       $ 2,996
Projected benefit obligation                       5,766         4,514
                                                 -------       -------
Projected benefit obligation in excess
  of plan assets                                  (2,191)       (1,518)
Unrecognized net loss                              1,095           504
                                                 -------       -------
Accrued pension cost                             $(1,096)      $(1,014)
                                                 =======       =======

     The projected benefit obligation was determined using an assumed discount rate of 8% in 1994 and 7.25% in 1993. A long-term rate of compensation increase of 5.5% was used in both 1994 and 1993. The assumed long-term rate of return on plan assets was 9.5% in 1994 and 1993.

     Savings Plan. KBLCOM participates in a HII savings plan covering substantially all employees. The plan allows only pretax contributions in amounts not to exceed 10% of an employee's annualized compensation and no withdrawal of pretax contributions because of legal restrictions. The employer matches 70% of the first 6% of annualized compensation contributed by the employee subject to a vesting schedule which entitles the employee to a percentage of the matching contributions, depending on years of service. Prior to 1994, the matching percentage was 50% for the first 6% of contributed compensation. Employer contributions for 1994, 1993 and 1992 were approximately $1,480,000, $747,000 and
     $587,000, respectively.

     Upon the closing of the sale of KBLCOM (see Note 12), the savings plan will be amended to provide for full vesting for all KBLCOM participants and KBLCOM will terminate its participation in the savings plan.

     Retention and Severance Agreements. In anticipation of a possible change in ownership control of KBLCOM, certain agreements were established to provide incentives for continued employment and to provide severance benefits, including medical, to certain executives and employees. The agreements include the Incentive Bonus Plan, Retention Agreements and Special Severance Benefits Plan. The $3.8 million estimated liability for the Incentive Bonus Plan and Retention Agreements, assuming a June 30, 1995 closing of the sale, was recorded at December 31, 1994. The effective dates of the Incentive Bonus Plan and Retention Agreements vary and events triggering payment include the earlier of an effective change of ownership control, termination without cause or, in the case of the Incentive Bonus Plan, September 1, 1996.

     The Special Severance Benefits Plan provides benefits, but only if the covered employees are involuntarily terminated between September 1, 1994 and June 30, 1996. There are also certain severance agreements for selected executives and employees that were put in place between December

     1993 and October 1994. The primary event triggering payment of benefits under the agreements is involuntary termination within a specified period in connection with a change in control. KBLCOM has not accrued the estimated liabilities for these agreements, which total approximately $10.4 million, since the event triggering payment is not certain of occurrence as of December 31, 1994.

9.   RELATED-PARTY TRANSACTIONS

     Related-party transactions are as follows:

     Related                                   Year Ended December 31,
      Party               Description        ---------------------------
                                             1994        1993       1992
                                                    (In Thousands)
HII                 Dividends                         $369,097   $ 25,000
                    Capital contributrions-
                      cash                             177,349    116,900
                    Interest on notes
                      payable (b)          $71,132      16,719      4,123
                    Service fees (a)         3,620       5,034      3,374
                    Money fund expense (b)   7,530       1,537      2,570

Paragon             Management fee
                      income (c)             1,696       1,653      1,543
Other equity
  investments       Management fee
                      income (a)               382         819        600
Houston Industries
  Finance           Discount expenses (a)                           5,398

(a)     Included in selling, general and administrative expenses
(b)     Included in interest expense - parent
(c)     Included in other income


Related party balances are as follows:

     Related                                     Year Ended December 31,
      Party                Description           -----------------------
                                                   1994          1993
                                                     (In Thousands)

HII                 Notes payable                $694,097      $694,097
                    Short-term borrowings         140,300        57,700
                    Accrued interest               86,363        15,216
                    Tax-related receivable (a)     42,537        46,583
                    Service fee payable (a)          (922)         (797)

(a)     Included in due from parent

     HII has established a "money fund" through which KBLCOM can borrow or invest on a short-term basis. KBLCOM's weighted average short-term borrowing rates for the money fund are established at the prime rate.

     During 1992, Houston Industries Finance, a wholly owned subsidiary of HII, purchased advance service billings of KBLCOM. In January 1993 Houston Industries Finance sold the billings back to KBLCOM and ceased operations.

10.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts and estimated fair values of KBLCOM's financial instruments are as follows:

                                                    December 31,
                                          -----------------------------------
                                                1994               1993
                                          ----------------  -----------------
                                          Carrying    Fair   Carrying    Fair
                                           Amount    Value    Amount    Value
                                                      (In Thousands)

Financial liabilities:
   Senior bank debt                      $364,000  $364,000  $364,000 $364,000
   Senior and senior subordinated notes   140,580   154,654   150,964  180,890
   Notes payable to parent                694,097   694,097   694,097  694,097

Unrecognized financial instruments -
   Interest rate swaps (net payable
   position)                                          1,019             13,604



     The fair values of senior and senior subordinated notes are estimated using rates currently available for debt with similar terms and remaining maturities. The fair values of senior bank debt and notes payable to parent are equivalent to the carrying amounts. The fair value of interest rate swaps is the estimated amount that the swap counterparties would receive or pay to terminate the swap agreements, taking into account current interest rates and the current creditworthiness of the swap counterparties.

11.  CABLE TELEVISION ACQUISITION

     In July 1994 KBLCOM acquired the stock of three cable companies then serving approximately 48,000 customers in the Minneapolis area in exchange for 587,646 shares of common stock of HII valued at approximately $20.1 million in a business combination accounted for using the purchase method of accounting. The total purchase price of approximately $80 million included the assumption of approximately $60 million in liabilities. Notes were repaid in connection with the acquisition in the amount of $57.7 million. The acquisition cost in excess of the fair market value of the tangible assets and liabilities is recorded on the balance sheet as cable television franchises and intangible assets and is amortized over periods ranging from 15 to 40 years on a straight-line basis.

12.  SUBSEQUENT EVENT

     On January 26, 1995, Time Warner Inc. ("Time Warner") and HII reached an agreement in which Time Warner would acquire KBLCOM in a tax-deferred, stock-for-stock merger with a subsidiary of Time Warner. Time Warner will issue to HII one million shares of Time Warner common stock and

     11 million shares of a newly issued series of its convertible preferred stock, which will have a liquidation value of $100 per share. The preferred stock will be convertible into approximately
     22.9 million shares of Time Warner common stock and, until the earlier of conversion or the fourth anniversary of its issuance, pays an annual dividend of $3.75 per share. After four years, Time Warner will have the right to exchange the Time Warner preferred stock for Time Warner common stock at the stated conversion rate. In addition, at the closing Time Warner will purchase for cash certain intercompany debt of KBLCOM from HII for approximately $600 million subject to adjustment for changes in or levels of specified indebtedness and liabilities, working capital, capital expenditures and related items. The agreement includes certain restrictions, including restrictions on dividends, sales or acquisitions of assets and new indebtedness. Closing of the merger, which is conditioned upon, among other things, (i) the parties obtaining necessary consents of certain franchise authorities and other governmental entities, (ii) the absence of any change that might have a material adverse effect on KBLCOM or Time Warner and (iii) the absence of any material litigation, is expected to take place during the second half of 1995.